Exhibit 99.1

MapLight Therapeutics Reports First Quarter 2026 Financial Results and Provides Business Update

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Enrollment completed in ML-007C-MA’s Phase 2 ZEPHYR trial in schizophrenia, with topline results expected by mid-August 2026
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Last patient visit completed for ML-004’s Phase 2 IRIS trial in autism spectrum disorder, with topline results expected by mid-August 2026
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Enrollment ongoing in ML-007C-MA’s Phase 2 VISTA trial in Alzheimer’s disease psychosis, with topline results expected in the second half of 2027
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Ended the quarter with $395.2 million in cash, cash equivalents and investments, which is expected to fund operations through 2027

SAN FRANCISCO and BOSTON, May 14, 2026 (GLOBE NEWSWIRE) -- MapLight Therapeutics, Inc. (Nasdaq: MPLT), a clinical-stage biopharmaceutical company focused on improving the lives of patients suffering from debilitating central nervous system disorders, today reported financial results for the first quarter ended March 31, 2026, and provided a business update.

“We are continuing to see strong momentum across our clinical portfolio, including completion of enrollment in the Phase 2 ZEPHYR and IRIS trials,” said Chris Kroeger, co-Founder and Chief Executive Officer of the Company. “With topline results from both studies expected by mid-August, continued advancement of our VISTA trial in Alzheimer’s disease psychosis and progress across our early-stage pipeline, MapLight is entering an important inflection point in our mission to improve the lives of patients living with debilitating neuropsychiatric disorders.”

Business Update and Upcoming Milestones

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ML-007C-MA (M1/M4Muscarinic Agonist) for the Treatment of Schizophrenia and Alzheimer’s Disease Psychosis (ADP):
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Completed enrollment of 307 participants in the Phase 2 ZEPHYR trial for schizophrenia, with topline results expected by mid-August of 2026. ZEPHYR is a randomized, double-blind, placebo-controlled trial evaluating the efficacy, safety, and tolerability of ML-007C-MA in inpatient adult participants with schizophrenia experiencing an acute exacerbation of psychosis. Participants in the trial were randomized 1:1:1 to receive either placebo, ML-007C-MA 210/3 mg twice daily, or ML-007C-MA 330/6 mg once daily. The primary endpoint for the trial is the change in Positive and Negative Syndrome Scale (PANSS) total score from baseline to Week 5. Key secondary endpoints include change in PANSS-Marder positive and negative factor scores and CGI-S score from baseline to Week 5. Exploratory endpoints include change in cognitive function, assessed across multiple domains commonly impacted in schizophrenia, from baseline to Week 5.

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Topline results from Phase 2 VISTA trial for ADP expected in the second half of 2027. VISTA is a randomized, double-blind, placebo-controlled trial evaluating ML-007C-MA for the treatment of ADP. The Company expects to enroll approximately 300 participants in the trial. In December 2025, ML-007C-MA was granted Fast Track designation by the U.S. Food and Drug Administration (FDA) for the treatment of hallucinations and delusions associated with ADP.
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ML-004 (5-HT1B/1D Agonist) for the Treatment of Autism Spectrum Disorder (ASD): The last patient visit in ML-004’s Phase 2 IRIS trial in autism spectrum disorder has been completed, with topline results expected by mid-August 2026. IRIS is a randomized, double-blind, placebo-controlled trial evaluating the efficacy, safety, and tolerability of ML-004 in adults and adolescents with autism spectrum disorder. 161 participants were randomized in the trial, consistent with the enrollment target of over 100 adolescents (aged 12-17). The primary endpoint is the change in Autism Behavioral Inventory (ABI)-Social Communication Domain Score from baseline to Week 12. Key secondary endpoints include change in CGI-I, ABI-C and Aberrant Behavior Checklist-Irritability (ABC-I) score from baseline to Week 12.
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Preclinical and Discovery: The Company continues to advance preclinical and discovery-stage programs across its broader neuropsychiatric portfolio.

First Quarter 2026 Financial Results

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Cash Position: Cash, cash equivalents and investments were $395.2 million as of March 31, 2026. Based on current operational plans and assumptions, the Company expects that its current cash, cash equivalents and investments will be sufficient to fund operations through 2027.
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R&D Expenses: Research and development (R&D) expenses were $53.7 million for the first quarter of 2026, as compared to $19.8 million for the first quarter of 2025. R&D expenses increased primarily due to increases in clinical trial expenses and employee-related expenses, including an increase in stock-based compensation expense of $5.3 million.
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G&A Expenses: General and administrative (G&A) expenses were $10.8 million for the first quarter of 2026, as compared to $3.8 million for the first quarter of 2025. G&A expenses increased primarily due to increases in employee-related expenses, including an increase in stock-based compensation expense of $4.2 million, and increases in professional fees and other expenses.
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Net Loss: Net loss was $60.7 million for the first quarter of 2026, as compared to $22.3 million for the first quarter of 2025.

About MapLight Therapeutics

MapLight Therapeutics is a clinical-stage biopharmaceutical company focused on improving the lives of patients suffering from debilitating central nervous system disorders. The Company was founded by globally recognized leaders in psychiatry and neuroscience research to address the lack of circuit-specific pharmacotherapies available for patients. The Company’s discovery platform holds the potential to fill this void by identifying neural circuits causally linked to disease and targeting those circuits for therapeutic modulation.

For more information, please visit www.maplightrx.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, the Company’s expectations regarding plans for and potential benefits of its current and future product candidates and programs, enrollment in and results from the Company’s clinical trials, including topline results from ML-007C-MA’s Phase 2 ZEPHYR trial, ML-004’s Phase 2 IRIS trial and ML-007C-MA’s Phase 2 VISTA trial, the potential that topline results, continued clinical and preclinical progress or other business developments will represent value inflection points, and the sufficiency of the Company’s cash, cash equivalents and investments to fund its operations through 2027. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, are intended to identify forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), many of which are beyond the Company’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of the Company’s preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical trial results; the risk that results obtained in any clinical trials to date may not be indicative of results obtained in ongoing or future trials; the timing or likelihood of regulatory filings and approvals; expectations regarding the Company’s ability to fund its current operations and to secure sufficient additional capital, when required, to fund product development or future commercialization efforts; and other risks and uncertainties identified in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and subsequent disclosure documents the Company may file with the SEC. The Company claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

MapLight Therapeutics, Inc.

Condensed Consolidated Statements of Operations
(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$53,684	$19,787
General and administrative	10,819	3,756
Total operating expenses	64,503	23,543
Loss from operations	(64,503)	(23,543)
Other income, net:
Interest income	2,472	811
Other income, net	1,363	392
Net loss	$(60,668)	$(22,340)
Net loss per share - basic and diluted	$(1.34)	$(29.33)
Weighted-average number of common shares outstanding - basic and diluted	45,276,763	761,598

Select Condensed Consolidated Balance Sheet Data
(Unaudited)

(in thousands)

	March 31,	December 31,
	2026	2025
Cash, cash equivalents and investments	$395,203	$453,096
Total assets	418,788	479,512
Total current liabilities	14,283	16,229
Total liabilities	18,954	21,140
Total stockholders' equity	399,834	458,372

For investor inquiries: investors@maplightrx.com

For media inquiries: media@maplightrx.com